Exhibit 99.1

Laird Superfood Reports Fourth Quarter & FY2020 Financial Results

FY20 Net Sales Increase Nearly 100% Year Over Year to $26.0 Million

Online Sales Contribute 56% of FY20 Net Sales, with Direct To Consumer Sales from

Lairdsuperfood.com Up 143% Year Over Year

SISTERS, Oregon – March 11, 2021 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood”), today reported financial results for its fourth quarter and fiscal year ended December 31, 2020.

Fourth Quarter 2020 Highlights

•	Net Sales increased to $7.3 million, an increase of 75% year over year.

•	Online sales contributed 61% of net sales, with lairdsuperfood.com sales growing 170% year over year, and subscribers growing 184%.

•	Black Friday saw single-day sales grow 474% year over year.

•	Wholesale sales contributed 37% of net sales, increasing 45% year over year, as retail door expansion reached approximately 7,100 locations.

•	Gross profit was $1.5 million and gross margin was 20.3% compared to gross profit of $1.4 million and gross margin of 34.7% in the prior year quarter.

•

Net loss attributable to common stockholders was $4.5 million, or $0.51 per diluted share, compared to net income attributable to common stockholders of $5.3 million, or $0.96 per diluted share, in the prior year period, which included a deemed contribution from the redemption of preferred stock of $7.4 million.

•

The Company’s active innovation slate included seven new product introductions, including the launch of Boost Coffee, the first ever coffee with Vitamin D from plant-based whole food sources, as well as Activate Prebiotic Daily Greens supplements, Harvest Pili Nuts and Dates, and Renew Protein.

Paul Hodge Jr., Co-founder, President and Chief Executive Officer of Laird Superfood, commented, “We finished 2020 with an exceptional fourth quarter of 75% year over year revenue growth, completing a full year that saw our revenue nearly double from 2019. Thank you to our incredible team for their tireless work in a year where flexibility and creativity was key to further penetrating the multi-billion-dollar addressable markets we are pursuing. Through all the challenges presented by the pandemic, our supply chain was intact, and we successfully delivered our high quality, innovative products to a record number of customers and consumers, including over 100,000 new customers who came straight to our online platform and over 176,000 repeat orders during the year.”

“We couldn’t be more excited to enter 2021 with considerable resources – including our enhanced senior leadership team, and with over $57.2 million in cash – to execute on our growth strategy centered on maximizing market penetration in our existing product lines, developing new products that conform to both our quality and value standards and further developing our vertically integrated business model. Mahalo to our dedicated team who achieved so much this year and stayed focused on our operating goals and true to our mission to provide healthy, sustainable plant-based products.”

For the Three Months Ended December 31, 2020

	Three Months Ended December 31,
	2020		2019
	$	% of Total	$	% of Total
Coffee creamers	$5,191,752	71%	$3,397,040	81%
Hydration and beverage enhancing supplements	1,006,066	14%	547,219	13%
Coffee, tea, and hot chocolate products	1,794,091	25%	620,910	15%
Other	306,357	4%	124,885	3%

Gross sales	8,298,266	114%	4,690,054	112%
Shipping income	27,784	0%	135,209	4%
Returns and discounts	(1,024,780)	(14%)	(654,177)	(16%)

Sales, net	$7,301,270	100%	$4,171,086	100%

	Three Months Ended December 31,
	2020		2019
	$	% of Total	$	% of Total
Online	$4,452,666	61%	$2,321,968	56%
Wholesale	2,672,231	37%	1,845,083	44%
Food service	176,373	2%	4,035	0%

Sales, net	$7,301,270	100%	$4,171,086	100%

Net sales increased 75% to $7.3 million in the fourth quarter of 2020 compared to $4.2 million in the fourth quarter of 2019. Growth in net sales in the fourth quarter of 2020 was driven primarily by a combination of growth in online and wholesale channels, primarily caused by an increase in sales volume across product lines. Black Friday single-day sales were up 474% year-over-year which also contributed to the increase of net sales.

Gross profit was $1.5 million which is slightly higher compared to the prior year period of $1.4 million. Gross margin was 20.3% of net sales in the fourth quarter of 2020, compared to 34.7% of net sales in the prior year period. The decrease in gross margin was primarily due to elevated outbound shipping costs combined with the launch of a free shipping initiative for direct online purchases made on lairdsuperfood.com, elevated labor costs as we built out our team to support our second manufacturing line, and increased co-packing and disposal costs related to the production and distribution of our liquid creamer product line.

Operating expenses were $6.0 million compared to $3.7 million in the year ago period and reflect General and Administrative expense increases of $1.7 million, primarily related to elevated personnel costs, professional fees, and insurance expense, as well as Sales and Marketing expense increases of $621,000, primarily related to elevated marketing expenses.

Loss from operations was $4.5 million in the fourth quarter of 2020, compared to a loss of $2.2 million in the prior year period.

Net loss attributable to common stockholders was $4.5 million, or $0.51 per diluted share, in the fourth quarter of 2020, compared to net income attributable to common stockholders of $5.3 million, or $0.96 per diluted share, in the prior year period, which included a deemed contribution from the redemption of preferred stock of $7.4 million.

Valerie Ells, Chief Financial Officer, commented, “We are thrilled with our net sales performance in the fourth quarter, which furthers our conviction in the strength of our brand and the compelling addressable market opportunities in front of us. We remain confident that our business is set on a path for a strong 2021. This growth will be determined by a few key successful initiatives in the coming year including, but not limited to, timely and innovative new product introductions and a continued strong online performance. We also aim to add more wholesale doors using our liquid creamer as a means for creating these opportunities. Market share and customer growth are our major priorities and this quarter demonstrated that our authentic brand, and meeting consumers where they are across our omnichannel platform, resonates with today’s consumer seeking healthy, plant-based and sustainable products.”

For the Twelve Months Ended December 31, 2020

	Years Ended December 31,
	2020		2019
	$	% of Total	$	% of Total
Coffee creamers	$18,433,345	70%	$9,330,678	71%
Hydration and beverage enhancing supplements	3,887,198	15%	2,022,269	15%
Coffee, tea, and hot chocolate products	5,961,254	23%	1,930,434	15%
Other	675,339	3%	471,097	4%

Gross sales	28,957,136	111%	13,754,478	105%
Shipping income	248,865	1%	464,551	4%
Returns and discounts	(3,199,603)	(12%)	(1,115,301)	(9%)

Sales, net	$26,006,398	100%	$13,103,728	100%

	Years Ended December 31,
	2020		2019
	$	% of Total	$	% of Total
Online	$14,501,706	56%	$7,646,864	59%
Wholesale	10,996,517	42%	5,295,024	40%
Food service	508,175	2%	161,840	1%

Sales, net	$26,006,398	100%	$13,103,728	100%

Net sales increased 98% to $26.0 million for the twelve months ended December 31, 2020 compared to $13.1 million in the prior year period. This increase was primarily driven by a significant expansion of our customer base in both online and traditional wholesale channels.

Gross profit was $6.8 million, or 26.2% of net sales, for the twelve months ended December 31, 2020, compared to $5.1 million, or 38.8% of net sales, in the prior year period. The increase in gross profit was primarily due to sales growth. The decrease in gross margin was primarily due to elevated outbound shipping costs combined with the launch of a free shipping initiative for direct online purchases made on lairdsuperfood.com, increased co-packing costs primarily associated with our liquid creamer product line, disposal costs related to the initial production and distribution of our liquid creamer product line, and elevated labor costs.

Operating expenses were $19.7 million compared to $13.8 million in the prior year and reflect General and Administrative expense increases of $3.6 million, primarily related to the Company’s Initial Public Offering related expenses including accelerated stock option vesting, discretionary bonuses, and professional fees, as well as an asset impairment recorded during the second quarter of 2020. The change from the prior year further reflects Sales and Marketing increases of $2.1 million to $10.4 million from $8.3 million in the prior year period, primarily related to elevated advertising and marketing expenses and personnel costs.

Loss from operations was $12.9 million for the twelve months ended December 31, 2020, compared to $8.8 million in the prior year period.

Net loss attributable to common stockholders was $14.5 million, or $2.61 per diluted share, for the twelve months ended December 31, 2020 compared to $1.1 million, or $0.29 per diluted share, in the prior year period.

Balance Sheet and Cash Flow Highlights

The Company’s current assets include cash and cash equivalents of $57.2 million as of December 31, 2020. Total outstanding debt was $51,000 as of December 31, 2020. Net cash used in operating activities was $14.7 million in the twelve months ended December 31, 2020, compared to $9.4 million in the prior year period.

Capital expenditures totaled $1.1 million for the twelve months ended December 31, 2020, compared to $2.4 million in the prior year period.

2021 Outlook

The Company’s guidance assumes that there are no significant disruptions to the supply chain, or its customers or consumers, including any disruptions from adverse macroeconomic factors. In addition, the Company’s guidance reflects management’s expectation that it will continue to execute on the following core strategies: a) the optimized roll out of liquid creamer, b) expansion into additional wholesale channels, c) timely and innovative new product introductions, and d) continuation of strong online performance coupled with the optimization of DTC shipping expenses.

Given the uncertainty regarding the ultimate duration, magnitude and effects of the COVID-19 pandemic, management does not have certainty on the timing or execution of such strategies.

For the full year 2021, management feels confident the business is on a path for strong, double digit growth and expects net revenue of at least $42 million. The Company has a full year 2021 margin goal of 28-30%, which they plan to achieve via the liquid packaging update, optimizing DTC shipping, and continuing to maximize fixed cost leverage available via vertical integration.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss results. The live conference call can be accessed by dialing (833) 772-0381 from the U.S. or (236) 384-2050 internationally. The conference I.D. code is 5471648. Alternatively, participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested, and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance, including our outlook for fiscal year 2021. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) our expectations regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) our expectations regarding real or perceived quality with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) expectations regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (11) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (12) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (13) the costs and success of our marketing efforts, and our ability to promote our brand; (14) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (15) our ability to effectively manage our growth; (16) our ability to compete effectively with existing competitors and new market entrants; (17) the impact of adverse economic conditions; and (18) the growth rates of the markets in which we compete.

Contacts:

Investors:

Ashley DeSimone

Ashley.DeSimone@icrinc.com

646-677-1827

LAIRD SUPERFOOD, INC.

STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Years Ended December,
	2020	2019	2020	2019
Sales, net	$7,301,270	$4,171,086	$26,006,398	$13,103,728
Cost of goods sold	(5,819,762)	(2,722,605)	(19,204,642)	(8,019,094)

Gross profit	1,481,508	1,448,481	6,801,756	5,084,634

General and administrative
Salaries, wages and benefits	880,979	664,925	3,533,478	2,423,005
Stock-based compensation	835,203	263,388	1,424,803	700,384
Professional fees	316,368	129,331	963,791	491,465
Insurance expense	519,848	51,330	666,045	132,637
Office expense	139,300	110,085	503,817	416,160
Occupancy	62,151	61,711	229,303	157,697
Merchant service fees	127,437	46,054	375,792	157,737
Netsuite subscription expense	35,425	45,194	125,916	157,752
Impairment on asset held for sale	—	—	239,734	—
Other expense	260,737	119,365	765,600	564,347

Total general and administrative expenses	3,177,448	1,491,383	8,828,279	5,201,184

Research and product development
Salaries, wages and benefits	70,318	83,966	225,305	216,657
Product Development Expense	67,769	41,880	209,275	80,724
Stock-based compensation	3,567	2,192	10,261	7,741
Other expense	2,526	9,834	63,329	19,162

Total research and product development expenses	144,180	137,872	508,170	324,284

Sales and marketing
Salaries, wages and benefits	611,868	679,340	2,669,384	2,609,825
Stock-based compensation	30,570	106,536	661,026	207,686
Advertising	1,116,621	714,854	4,457,213	3,131,332
General marketing	696,263	296,880	1,592,180	1,157,920
Amazon selling fee	168,668	154,361	743,981	541,009
Travel expense	5,276	63,142	84,148	330,121
Other expense	37,634	30,727	186,546	333,244

Total sales and marketing expenses	2,666,900	2,045,840	10,394,478	8,311,137

Total expenses	5,988,528	3,675,095	19,730,927	13,836,605

Operating loss	(4,507,020)	(2,226,614)	(12,929,171)	(8,751,971)

Other income (expense)
Interest and dividend income	13,423	89,843	64,943	239,175
Gain on sale of available-for-sale securities	—	7,664	13,927	7,664
Interest expense	—	(29,988)	—	(48,816)
Grant income	—	—	—	50,000

Total other income	13,423	67,519	78,870	248,023

Loss before income taxes	(4,493,597)	(2,159,095)	(12,850,301)	(8,503,948)
Benefit from income taxes		—		—

Net loss	$(4,493,597)	$(2,159,095)	$(12,850,301)	$(8,503,948)

Add deemed contribution from the redemption of preferred stock	—	7,448,879	—	7,448,879
Less deemed dividend of beneficial conversion feature	—	—	(825,366)	—
Less deemed dividend on warrant discount	—	—	(825,366)	—
Net loss attributable to Laird Superfood, Inc. common stockholders	$(4,493,597)	$5,289,784	$(14,501,033)	$(1,055,069)

Net loss per share attributable to Laird Superfood, Inc common stockholders:
Basic	$(0.51)	$1.31	$(2.61)	$(0.29)

Diluted	$(0.51)	$0.96	$(2.61)	$(0.29)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic	8,876,431	4,045,056	5,546,078	3,668,050

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, diluted	8,876,431	5,532,032	5,546,078	3,668,050

LAIRD SUPERFOOD, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(12,850,301)	$(8,503,948)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	474,621	300,561
Loss on disposal of equipment	—	483
Stock-based compensation	2,318,502	851,338
Noncash conversion of note payable to grant income	—	(50,000)
Impairment on asset held for sale	239,734	—
Gain on sale of investment securities available-for-sale	13,927	7,664
Changes in operating assets and liabilities:
Accounts receivable	(454,853)	(9,934)
Inventory	(3,859,933)	(1,253,732)
Prepaid expenses and other current assets	(2,256,511)	(136,669)
Deferred rent	360,786	(1,131,393)
Deposits	30,954	80,750
Other assets	10,151	2,598
Accounts payable	591,213	(60,741)
Payroll liabilities	231,823	307,911
Accrued expenses	403,497	161,881

Net cash from operating activities	(14,746,390)	(9,433,231)

Cash flows from investing activities
Purchase of property, equipment, and software	(1,059,858)	(2,423,965)
Deposits on equipment to be acquired	—	(14,699)
Purchase of investment securities available-for-sale	(8,171,129)	(12,493,099)
Proceeds from maturities of investment securities available-for-sale	4,950,000	7,000,000

Net cash from investing activities	(4,280,987)	(7,931,763)

Cash flows from financing activities
Payments on line of credit	—	(5,000,000)
Draw on line of credit	—	5,000,000
Issuance of common stock	66,110,517	9,698,296
Redemption of preferred stock	—	(7,503,195)
Issuance of preferred stock	10,000,006	—
Common stock issuance costs	(1,268,772)	(71,102)
Preferred stock issuance costs	(147,721)	—
Restricted capital contribution	298,103	—
Common stock issuance costs	(20,532)	(1,145,968)
Stock options exercised	259,747	51,049

Net cash from financing activities	75,231,348	1,029,080

Net change in cash, cash equivalents, and restricted cash	56,203,971	(16,335,914)
Cash,cash equivalents, and restricted cash beginning of period	1,004,109	17,340,023

Cash, cash equivalents, and restricted cash end of period	$57,208,080	$1,004,109

Supplemental disclosures of cash flow information
Interest paid	$—	$48,816

Supplemental disclosures of non-cash information
Deemed contribution from redemption of preferred stock	$—	$7,448,879

Conversion of preferred stock to common stock	$16,575,236	$—

Unrealized gain (loss) on available-for-sale securities	$14,433	$(226)

Purchases of equipment included in deposits at the beginning of the period	$14,699	$4,577

Purchases of land included in prepaids and other current assets at the beginning of the period	$—	$40,000

LAIRD SUPERFOOD, INC.

BALANCE SHEETS

	As of
	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$57,208,080	$1,004,109
Accounts receivable, net	839,659	384,806
Investment securities available-for-sale	8,706,844	5,485,209
Inventory	6,295,898	2,435,965
Prepaid expenses and other current assets	2,847,319	590,808
Deposits	97,674	143,327

Total current assets	75,995,474	10,044,224

Noncurrent assets
Property and equipment, net	3,263,488	3,153,286
Fixed assets held for sale	250,000	—
Licensing agreement - intangible	132,100	132,100
Deferred rent	2,696,646	3,057,432
Other assets	4,992	15,143

Total noncurrent assets	6,347,226	6,357,961

Total assets	$82,342,700	$16,402,185

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,315,964	$724,751
Payroll liabilities	722,915	491,092
Accrued expenses	704,543	301,046

Total current liabilities	2,743,422	1,516,889

Long-term liabilities
Note payable	51,000	51,000

Total long-term liabilities	51,000	51,000

Total liabilities	2,794,422	1,567,889

Commitments and contingencies (Note 9)
Convertible preferred stock
Preferred stock, $0.001 par value, 5,000,000 and 1,329,680 shares authorized as of December 31, 2020 and December 31, 2019, respectively; Series A-l Preferred Stock, 0 shares authorized, issued, and outstanding as of December 31, 2020; 1,177,426 shares authorized, 162,340 issued and outstanding, and
609,078 undesignated as of December 31, 2019; Series A-2 Preferred Stock 0 shares
authorized, issued, and outstanding as of December 31, 2020; 152,253 shares authorized, issued, and outstanding as of December 31, 2019		6,722,951

Total convertible preferred stock	—	6,722,951

Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 and 9,600,000 shares authorized as of
December 31 and December 31, 2019; 9,247,758 and 8,883,010 issued and outstanding at December 31, 2020, respectively; 4,551,950 and 4,188,558 issued and outstanding at December 31,2019, respectively	8,893	4,188
Additional paid-in capital	111,452,346	27,184,250
Accumulated other comprehensive income (loss)	14,207	(226)
Accumulated deficit	(31,927,168)	(19,076,867)

Total stockholders’ equity	79,548,278	8,111,345

Total liabilities, convertible preferred stock and stockholders’ equity	$82,342,700	$16,402,185